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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934




               Date of Report (Date of earliest event reported):
                                August 30, 1996




                             Quest Medical, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


             Texas                  0-10521               75-1646002
        --------------        -------------------   ---------------------
       (State or other            (Commission           (IRS employer
       jurisdiction of           file number)        identification no.)
        incorporation)



                   201 Allentown Parkway, Allen TX  75002
             ---------------------------------------------------
             (Address of principal executive offices) (Zip Code)

              Registrant's telephone number, including area code:
                                 (214) 390-9800
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ITEM 5.      OTHER EVENTS

             On August 26, 1996, the Registrant's Board of Directors voted to redeem the rights outstanding under the Rights Agreement between the Registrant and KeyCorp Shareholder Services, Inc. dated October 12, 1989 (as amended), and adopted a new Rights Agreement pursuant to which Rights to purchase shares of the Registrant's Common Stock will be distributed as a dividend, one Right per share, to record owners of the registrant's Common Stock as of the close of business on September 12, 1996. The Rights Agreement was not adopted in response to any known offers for the Registrant. The Registrant's press release and letter to shareholders announcing the Board's action, each dated August 30, 1996, are attached hereto as Exhibits 20.1 and 20.2, respectively, and are incorporated in their entirety herein by reference.

ITEM 7.      FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

             (c) Exhibits.

                 The following documents are filed as exhibits to this report:

                 4.1 Rights Agreement between Quest Medical Inc. and KeyCorp Shareholder Services, Inc. as Rights Agent.

                 20.1     Press release dated August 30, 1996.

                 20.2 Letter to Shareholders of Quest Medical, Inc. dated August 30, 1996, including attached Summary of Rights to Purchase Shares of Quest Medical, Inc. Common Stock.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date:  September 3, 1996

                              QUEST MEDICAL, INC.

                              By:   /s/   F. Robert Merrill III
                                  ---------------------------------
                                  F. Robert Merrill III
                                  Senior Vice President Finance/
                                  Chief Financial Officer and Treasurer





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                               INDEX TO EXHIBITS
                               -----------------

EXHIBIT
  NO.     DESCRIPTION
- -------   -----------
 4.1      Rights Agreement between Quest Medical Inc. and
          KeyCorp Shareholder Services, Inc. as Rights Agent.

 20.1     Press release dated August 30, 1996.

 20.2     Letter to Shareholders of Quest Medical, Inc. dated
          August 30, 1996, including attached Summary of Rights to Purchase Shares of Quest Medical, Inc. Common
          Stock.

